UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2009

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-33606	98-0501001
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
19 Par-La-Ville Road, Hamilton, HM 11 Bermuda
(Address of principal executive offices)
Registrant’s telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
          Beginning on July 9, 2009, Validus Holdings, Ltd. will present the information attached to this report as Exhibit 99.1 to various investors. The presentation attached to this Current Report on Form 8-K as Exhibit 99.1 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Investor Presentation dated July 9, 2009.
ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT:
This material relates to a business combination transaction between Validus and IPC which will become the subject of a registration statement filed by Validus and proxy statements filed by each of Validus and IPC with the Securities and Exchange Commission (“SEC”). This material is not a substitute for the registration statement and proxy statement that Validus will file with the SEC or any other documents which Validus or IPC may send to their respective shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENTS AND ALL OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus, at Jon Levenson, Senior Vice President, at +1-441-278-9000, in the case of Validus’ filings or to IPC, at 29 Richmond Road, Pembroke HM 08, Bermuda, Attention: Melanie J. Saunders, Secretary, in the case of IPC’s filings.
PARTICIPANTS IN THE SOLICITATION:
Validus and IPC and their respective directors, executive officers and other employees may be deemed to be participants in any solicitation of Validus and IPC shareholders in connection with the proposed transaction. Information about Validus’ and IPC’s directors and executive officers is available in Validus’ and IPC’s proxy statements, dated March 25, 2009 and May 7, 2009, respectively for their 2009 annual general meetings of shareholders.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 9, 2009

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Joseph E. (Jeff) Consolino
	Name:	Joseph E. (Jeff) Consolino
	Title:	Executive Vice President & Chief Financial Officer